Exhibit 99.3

Business Description of HHI

HHI is a leading U.S. provider of residential locksets and builder’s hardware, and a leading provider of faucets.

On a global basis HHI is one of the largest producers of tubular residential locksets, producing and selling over 36 million locksets annually (with a production of about 154,000 locks per day). HHI offers a broad range of innovative, high quality products across a variety of price points and geographies.

Headquartered in Lake Forest, California, HHI has sales offices and distribution centers in the U.S., Canada, Mexico, and Asia. HHI has over 4,500 total customers serving over 40,000 ship-to locations, including retailers, non-retail distributors and homebuilders. HHI’s two primary customers include The Home Depot, Inc. (“The Home Depot”) and Lowe’s Companies, Inc. (“Lowe’s”), accounting for 45% of sales.

HHI Products

Residential Locksets

HHI provides a broad range of residential locksets and door hardware, including knobs, levers, deadbolts, handlesets and electronics. HHI offers its security hardware under three main brands, Kwikset, Weiser and Baldwin. On a global basis HHI is one of the largest producers of tubular residential locksets, producing and selling over 36 million locksets annually, over 50 million when including the TLM Residential Business. Kwikset includes opening to mid-price point residential door hardware sold primarily in the U.S. retail and wholesale channels. Products are offered under the three brands Safe Lock, Kwikset and Kwikset Signature Series. Weiser offers opening to mid-price point residential door hardware sold primarily in the Canadian retail and wholesale channels. Baldwin offers high price point luxury hardware sold globally through the showroom and lumber yard channels.

For the LTM period ended June 30, 2012, sales of door hardware and security products (excluding TLM) represented approximately 61% of total net sales, or $571.0 million.

Builder’s Hardware

HHI also offers other hardware products that include hinges, security hardware, screen and storm door products, garage door hardware, window hardware and floor protection under the Stanley and National Hardware brand names throughout the U.S. and Canada. Although the product line is largely harmonized between the brands, the dual branding approach has been utilized to protect legacy business with key customers and avoid channel conflict. Additionally, in some cases the products are dual branded in order to reduce SKU count. HHI maintains strong relationships with leading independent, two step and co-op retail store chains through its direct sales force that manages shelf stock inventory and replenishment orders.

For the LTM period ended June 30, 2012, sales of builders’ hardware products represented approximately 19% of total net sales, or $181.7 million.

Faucets

HHI provides kitchen, bath, shower, faucets and other plumbing products through its Pfister brand. Pfister is recognized for bringing showroom styles to the mass market at affordable prices and offers a lifetime warranty on all of its products.

For the LTM period ended June 30, 2012, sales of plumbing products represented approximately 20% of total net sales, or $186.5 million.

Manufacturing Overview

HHI has a global manufacturing footprint with 9 facilities in the U.S., China, Mexico and the Asia-Pacific region, in addition to several key supplier relationships. In general, high labor content processes are located in low-cost labor regions, with higher automation processes being located closer to the end customer. Each facility is primarily focused on a specific business unit. However there are several interdependencies between facilities.

The facilities are supported by several centralized functions such as productivity, sourcing, transportation, supply chain, quality, human resources and manufacturing engineering.

Brands

HHI has a broad range of brands and product offerings that meet consumer needs across a variety of price points and geographies. HHI has both lower priced point products as well as well recognized, prestige brands.

HHI offers its products under five main brands: Kwikset, accounting for $409 million of 2011 sales, Weiser with $65 million in sales, Baldwin with $64 million in sales, Stanley/National Hardware with $153 million in sales, and Pfister with $197 million in sales. The remaining sales are under certain less significant brands.

Kwikset includes opening to mid priced point residential door hardware sold primarily in the U.S. retail and wholesale channels. Products are offered under the three brand names of Safe Lock, Kwikset and Kwikset Signature Series. Weiser offers opening to mid price point residential door hardware sold primarily in the Canadian retail and wholesale channels. Baldwin offers high price point luxury door hardware sold globally through the showroom and lumber yard channels, with limited retail presence.

Stanley and National hardware are sold throughout the U.S. and Canada in the retail channels, and are sold under the Stanley and the National Hardware brand names. Although the product line is largely harmonized between the brands, the dual branding approach has protected legacy business with key customers while avoiding channel conflict. In some cases, the products are dual branded to reduce SKU count.

Pfister has a broad range of product offerings and platforms tailored to meet consumer needs across a variety of price points and geographies. HHI also offers a select range of specialized and international brands such as Safe Lock, Fanal, Geo by Black & Decker, Stanley and Fortis.

Suppliers

The Plumbing segment has one key supplier partner, Lota, a longtime supplier which provides contract manufacturing services to Pfister. In business for over 25 years, Lota is one of the largest faucet contract manufacturers in the world. Lota’s primary faucet manufacturing location is in Xiamen, China. Lota operates under a contract specifying quality, service and cost ranges for a 12-month period. While this company provides a significant amount of Pfister products, all of the major product platforms (including the chassis on which the faucets are based) can be produced at multiple locations externally and internally, for example at HHI’s Xiamen, China manufacturing facility.

Customers

HHI’s customer base is well diversified with no single customer accounting for more than 25% of total fiscal year 2011 revenue, and the top ten customers represented 58% and 76% of fiscal year 2011 revenue for the security and hardware and plumbing segments, respectively. HHI has a proven history of attracting and retaining the highest quality customers across the entire platform. For example, HHI has maintained relationships with big box retailers such as The Home Depot and Lowe’s for more than three decades.

Sales and Distribution

HHI employs a large direct sales team across all brands and channels it serves. It also uses indirect sales agencies where HHI’s strategy requires a broader model. Pfister also has hospitality national account managers who primarily focus on working with key architects, designers and property management firms. Once a hospitality account is won, the projects are serviced and maintained by a territory manager who sits within the field sales team. In addition to a base salary, sales staff at HHI receives incentive compensation which is based on both net sales and margin achieved.

The retail and maintenance repair & operations sales team within retail sales is comprised of directors and national account managers who call on the major customers in these channels. For the largest customers, such as The Home Depot and Lowe’s, the directors are solely focused on those specific businesses while the national account managers are often responsible for multiple customers. In addition, HHI has a retail field operations team that is focused on brand and event marketing, product training, regional account support and store level execution.

In addition, HHI has a sales and customer support team exclusively dedicated to serving The Home Depot and Lowe’s, comprised of employees focusing on sales and employees focusing on Collaborative Planning Forecasting and Replenishment (“CPFR”). The CPFR team works directly with these two customers to determine their demand needs and manages the communication back into HHI’s supply chain.

Some of HHI’s international sales and distribution functions are currently a shared resource with other Stanley Black & Decker business units. Similar to the U.S. model, Canada sales directors call on the major retail accounts, The Home Depot and Lowe’s, and a field sales team covers non-retail customers. In most other markets, the primary customer base is comprised of small “mom and pop” home improvement locations that are serviced by local wholesale distribution.

Marketing

HHI’s marketing strategy aims to improve preference for its brands by enhancing the customer experience, investing in new product development and delivering impactful, effective brand marketing. The product marketing team for the international channel is based in Lake Forest, CA and is complemented by local resources as required.

HHI consistently invests in both customer and consumer marketing. The investments vary by brand, product category and region, and are designed to maximize brand presence, market impact and return on investment. The total marketing budget in 2011 was $13 million, representing 1.4% of net sales. The breakdown by region is illustrated in the table below.

Competition

Competition within the industry varies based on location as well as product segment. The main source of competition for locks includes other third party manufacturers such as Schlage, a division of Ingersoll-Rand and private label import brands such as Defiant and Gatehouse.

Pfister’s major U.S. competitors are Masco, Fortune Brands, Kohler, and American Standard. Glacier Bay and AquaSource are The Home Depot and Lowe’s private label brands, respectively.

Employees

As of July 2012, HHI employed 6,272 employees. None of HHI’s employees are under collective bargaining arrangements or labor unions.

Legal, Environmental and Insurance

HHI is involved in various legal matters arising in the normal course of business.

HHI is subject to complex and increasingly stringent foreign, federal, state and local laws, regulations and permits governing the protection of the environment and human health and safety. HHI incurs significant costs to comply with such requirements and could be subject to fines, penalties or other sanctions if it violates such laws, regulations or permit terms. HHI also could be held responsible for costs arising from any contamination relating to its current or former properties or third party waste disposal sites, even if it was not at fault. In addition to potentially significant investigation and remediation costs, any such contamination can give rise to third party claims for fines or penalties, natural resource damages, personal injury or property damage.

Risks Related to the Hardware Acquisition

Spectrum Brands may not realize the anticipated benefits of the Hardware Acquisition.

The Hardware Acquisition involves the integration of two companies that have previously operated independently. The integration of Spectrum Brands’ operations with those of HHI is expected to result in financial and operational benefits, including increased top line growth, margins, revenues and cost savings and be accretive to earnings per share, earnings before interest, taxes, depreciation and amortization and free cash flow before synergies. There can be no assurance, however, regarding when or the extent to which Spectrum Brands will be able to realize these increased top line growth, margins, revenues, cost savings or accretions to earnings per share, earnings before interest, taxes, depreciation and amortization or free cash flow or other benefits. Integration may also be difficult, unpredictable, and subject to delay because of possible company culture conflicts and different opinions on technical decisions and product roadmaps. Spectrum Brands must integrate or, in some cases, replace, numerous systems, including those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll and regulatory compliance, many of which are dissimilar. In some instances, Spectrum Brands and HHI have served the same customers, and some customers may decide that it is desirable to have additional or different suppliers. Difficulties associated with integration could have a material adverse effect on Spectrum Brands’ business.

HGI’s operating results contributed by Spectrum Brands after the Hardware Acquisition may materially differ from the pro forma information presented in this offering circular.

HGI’s operating results contributed by Spectrum Brands after the Hardware Acquisition may be materially different from those shown in the pro forma information, which represents only a combination of our historical results with those of HHI. The merger, financing, integration, restructuring and transaction costs related to the Hardware Acquisition could be higher or lower than currently estimated, depending on how difficult it will be to integrate Spectrum Brands’ business with that of HHI.

At the First Closing Spectrum Brands will assume certain potential liabilities relating to the HHI Business.

Following the First Closing, Spectrum Brands will have assumed certain potential liabilities relating to the HHI Business. To the extent Spectrum Brands has not identified such liabilities or to the extent the indemnifications obtained from Stanley Black & Decker are insufficient to cover known liabilities, these liabilities could have a material adverse effect on Spectrum Brands’ business.

Integrating Spectrum Brands’ business with that of HHI may divert Spectrum Brands’ management’s attention away from operations.

Successful integration of Spectrum Brands’ and HHI’s operations, products and personnel may place a significant burden on its management and other internal resources. The diversion of management’s attention, and any difficulties encountered in the transition and integration process, could harm Spectrum Brands’ business, financial conditions and operating results.

Spectrum Brands will supply certain products and services to Stanley Black & Decker and its subsidiaries pursuant to the terms of certain supply agreements for a period of time after each of the First Closing and the Second Closing. Spectrum Brands’ provision of products and services under these agreements will require Spectrum Brands to dedicate resources of the HHI Business and the TLM Residential Business and may result in liabilities to Spectrum Brands.

Certain products and services currently used by Stanley Black & Decker are produced and provided using equipment of the HHI Business and the TLM Residential Business that Spectrum Brands will be acquiring or certain equipment belonging to Stanley Black & Decker and its subsidiaries that will continue to be located for a period of time after each of the First Closing and the Second Closing at facilities operated by the HHI Business and the TLM Residential Business and maintained by us pursuant to certain specifications. At each of the First Closing and the Second Closing, Spectrum Brands and Stanley Black & Decker will enter into supply agreements (each, a “Supply Agreement”), whereby Spectrum Brands will provide Stanley Black & Decker and its subsidiaries with certain of these products and services for a period of time. This will require Spectrum Brands to dedicate resources of the HHI Business and the TLM Residential Business towards the provision of these products and services and may result in liabilities to it. These Supply Agreements are an accommodation to Stanley Black & Decker and its subsidiaries as part of the Hardware Acquisition, and the pricing of the products and services is on terms more favorable to Stanley Black & Decker and its subsidiaries than it would be in the ordinary course of business.

As a result of the Hardware Acquisition, Spectrum Brands may not be able to retain key personnel or recruit additional qualified personnel, which could materially affect its business and require it to incur substantial additional costs to recruit replacement personnel.

Spectrum Brands is highly dependent on the continuing efforts of its senior management team and other key personnel. As a result of the Hardware Acquisition, Spectrum Brands’ current and prospective employees could experience uncertainty about their future roles. This uncertainty may adversely affect Spectrum Brands’ ability to attract and retain key management, sales, marketing and technical personnel. Any failure to attract and retain key personnel could have a material adverse effect on Spectrum Brands’ business after consummation of the Hardware Acquisition. In addition, Spectrum Brands currently does not maintain “key person” insurance covering any member of its management team.

General customer uncertainty related to the Hardware Acquisition could harm Spectrum Brands.

Spectrum Brands’ customers may, in response to the consummation of the Hardware Acquisition, delay or defer purchasing decisions. If Spectrum Brands’ customers delay or defer purchasing decisions, its revenues could materially decline or any anticipated increases in revenue could be lower than expected.

Spectrum Brands only has the right to use certain Stanley Black & Decker trademarks, brand names and logos for a limited period of time. If Spectrum Brands fails to establish in a timely manner a new, independently recognized brand name with a strong reputation, its revenue and profitability could decline.

In connection with Spectrum Brands’ acquisition of HHI, it received a limited right to use certain Stanley Black & Decker trademarks, brand names and logos in marketing its products and services for only five years. Pursuant to a transitional trademark license agreement, Stanley Black & Decker granted Spectrum Brands the right to use the “Stanley” and “Black & Decker” marks and logos, and certain other marks and logos, for up to five years after the First Closing in connection with certain products and services. When Spectrum Brands’ right to use the Stanley Black & Decker trademarks, brand names and logos expires, it may not be able to maintain or enjoy comparable name recognition or status under its new brand. If Spectrum Brands is unable to successfully manage the transition of its business to its new brand, its reputation among its customers could be adversely affected, and its revenue and profitability could decline.

Spectrum Brands will rely on Stanley Black & Decker and its subsidiaries to provide it with certain key services for its business pursuant to the terms of certain transition services agreements for limited transition periods. If Stanley Black & Decker and its subsidiaries fail to perform their obligations under these agreements or if Spectrum Brands does not find equivalent replacement services, Spectrum Brands may be unable to provide these services or implement substitute arrangements on a timely and cost-effective basis on terms favorable to it, or at all.

Certain key services are currently provided to the HHI Business and the TLM Residential Business by Stanley Black & Decker and its subsidiaries, including services related to treasury, accounting, risk management, payroll, sourcing, sales and support, information technology, and employee benefit plans. At each of the First Closing and the Second Closing, Spectrum Brands and Stanley Black & Decker will enter into a Transition Services Agreement (each, a “Transition Services Agreement”), whereby Stanley Black & Decker and its subsidiaries will provide the HHI Business and the TLM Residential Business with certain of these key services for an initial transition period of generally six months, though the initial transition period of certain services is longer, and the provision of each service may be extended at an increased cost to Spectrum Brands. In some cases, such services will be provided on a more limited basis than the HHI Business and the TLM Residential Business had received previously. Spectrum Brands believes it is necessary for Stanley Black & Decker and its subsidiaries to provide these services to the HHI Business and the TLM Residential Business to facilitate the efficient operation of Spectrum Brands’ business as it goes through the transition and integration process. Once the transition periods specified in the Transition Services Agreements have expired, or if Stanley Black & Decker and its subsidiaries fail to perform their obligations under the Transition Services Agreements, Spectrum Brands will be required to extend the provision of services under such agreements at an increased cost to it, to provide these services itself or to obtain substitute arrangements with third parties. After the applicable transition period, Spectrum Brands may be unable to provide these services internally because of financial or other constraints or be unable to implement substitute arrangements on a timely and cost-effective basis on terms that are favorable to it, or at all.

If Stanley Black & Decker is unable to acquire all the outstanding interests of TLM Taiwan, Spectrum Brands will not be able to acquire the TLM Residential Business.

Spectrum Brands’ acquisition of the TLM Residential Business will take place after the First Closing. Additionally, there are other conditions that must be satisfied in order for this acquisition to close, such as Stanley Black & Decker acquiring all of the outstanding interests of TLM Taiwan. There can be no assurances that these closing conditions will be met and that Spectrum Brands consummates the Second Closing.

The consummation of the Hardware Acquisition is subject to certain conditions including, among others, required regulatory approvals, obtaining certain third party consents and other customary closing conditions, some of which are out of Spectrum Brands’ control.

The closing of the Hardware Acquisition is subject to certain conditions including, among others, obtaining required regulatory approvals, obtaining certain third party consents and other customary closing conditions, some of which are out of Spectrum Brands’ control. The Second Closing will take place after the completion of the first closing and is subject to certain additional conditions, including among others, obtaining required regulatory approvals, the consummation of the acquisition by Stanley Black & Decker of all of the issued and outstanding shares of TLM Taiwan (with which Spectrum Brands has no involvement) and other customary closing conditions, some of which are out of Spectrum Brands’ control. There is no guarantee that these conditions will be satisfied or that the Hardware Acquisition will be consummated.

Failure to complete the Hardware Acquisition could, under certain circumstances, result in Spectrum Brands being required to pay a termination fee to Stanley Black & Decker.

Stanley Black & Decker has certain termination rights under the HHI Acquisition Agreement that, if exercised by Stanley Black & Decker (subject to the satisfaction of certain specified requirements in the HHI Acquisition Agreement), may result in the payment by Spectrum Brands to Stanley Black & Decker of a termination fee. In the event that the debt financing required to consummate the Hardware Acquisition is not funded at the time the First Closing would otherwise occur pursuant to the HHI Acquisition Agreement, Spectrum Brands may be required (subject to the satisfaction of certain specified requirements in the Acquisition Agreement) to pay to Stanley Black & Decker a termination fee of $56 million. In the event that the Hardware Acquisition is not consummated due to certain material breaches of the HHI Acquisition Agreement by Spectrum Brands, Spectrum Brands may be required (subject to the satisfaction of certain specified requirements in the Acquisition Agreement) to pay to Stanley Black & Decker a termination fee of $78 million.